Exhibit 10.2
Bond Street Holdings, Inc.
Form of Incentive Stock Option Grant Agreement
          THIS AGREEMENT, made as of the                , between Bond Street Holdings, Inc. (the “Company”) and                 (the “Participant”).
          WHEREAS, the Company has adopted and maintains the Bond Street Holdings LLC (now Bond Street Holdings, Inc.) 2009 Option Plan (the “Plan”) to further the growth and development of the Company by enabling eligible persons to obtain a proprietary interest in the Company, thereby providing such persons with an added incentive to continue in the employ or service of the Company or of Premier American Bank, NA, a wholly owned subsidiary of the Company (the “Bank” and together with the Company, the “Company Group”), and stimulating their efforts in promoting the growth, efficiency and profitability of the Company Group, and affording the Company Group a means of attracting to its service persons of outstanding quality;
          WHEREAS, the Plan provides that a committee (the “Administrator”) shall administer the Plan and determine the key persons to whom options shall be granted and the amount and terms of such options; and
          WHEREAS, the Administrator has determined that the purposes of the Plan would be furthered by granting the Participant an option under the Plan as set forth in this Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
          1. Grant of Option. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Administrator hereby grants to the Participant an incentive stock option (the “Option”) with respect to _____ shares of Class A Common Stock of the Company (“Shares”). The Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent allowed under the Plan and applicable law.
          2. Grant Date. The grant date of the Option is                 (the “Grant Date”).
          3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Plan.
          4. Vesting Date, Exercise Date. Subject to accelerated vesting as set forth in Section 6, the Option shall first vest with respect to _____ Shares on the first anniversary of the Grant Date, with respect to an additional _____ Shares on the second anniversary of the Grant Date, and with respect to the remaining _____ Shares on the third anniversary of the Grant Date; provided, however, that in each case the vested portion of the Option shall first become exercisable on the later of (a) January 25, 2013 and (b) the date on which such portion vested.

          5. Exercise Price. The exercise price-per-Share of each Share with respect to which the Option is granted is                , the Fair Market Value of a Share as of the Grant Date.
          6. Expiration Date; Effect of Termination of Employment.
               (a) Subject to the provisions of the Plan and this Agreement, the Option shall expire and terminate on the tenth anniversary of the Grant Date.
               (b) Upon a Change of Control (as defined herein), all unvested portions of the Option shall immediately vest; provided, however, that the Option shall not be exercisable prior to January 25, 2013 or after the expiration of its term. For purposes of this Section 6(b), “Change of Control” shall mean (i) the sale of all or substantially all of the assets of the Company or the Bank, (ii) the sale of more than 50% of the outstanding equity securities of the Company or the Bank, except in a bona fide public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act (as defined herein), (iii) the dissolution or liquidation of the Company or the Bank, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company or the Bank if immediately after such transaction either (A) persons who were members of the board of directors of the Company or Bank, as applicable, immediately prior to such transaction do not constitute at least a majority of the board of directors of the surviving entity, or (B) the holders of the voting capital stock of the Company or the Bank immediately prior to such transaction have not received, pursuant to the terms of such transaction, a majority of the voting equity securities of the surviving entity.
               (c) In the event that the Participant’s employment with the Company Group shall be terminated by reason of the Participant’s disability (as defined in the Plan), (i) the unvested portion of the Option shall expire as of the start of business on the date of such termination and thereafter be null and void and of no further force or effect; (ii) if the date of such termination of employment is prior to January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on January 25, 2013 and ending on January 24, 2014; and (iii) if the date of such termination of employment is on or after January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on the date of such termination and ending on the earlier of (x) the first anniversary of such termination date and (y) the tenth anniversary of the Grant Date.
               (d) In the event that the Participant’s employment with the Company Group shall be terminated by reason of the Participant’s death, (i) the unvested portion of the Option shall expire as of the start of business on the date of such termination and thereafter be null and void and of no further force or effect; (ii) if the date of such termination of employment is prior to January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on January 25, 2013 and ending on January 24, 2014; and (iii) if the date of such termination of employment is on or after January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on the date of such termination and ending on the earlier of (x) the first anniversary of such termination date or (y) the tenth anniversary of the Grant Date.

               (e) In the event that the Participant’s employment with the Company Group shall be terminated by the Participant other than by reason of the Participant’s death or disability, or shall be terminated by the Company other than by reason of the Participant’s death or disability and other than for cause (as defined in the Plan), (i) the unvested portion of the Option shall expire as of the start of business on the date of such termination and thereafter be null and void and of no further force or effect; (ii) if the date is such termination of employment is prior to January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on January 25, 2013 and ending on April 24, 2013; and (iii) if the date of such termination of employment is on or after January 25, 2013, the vested portion of the Option shall be exercisable only during the period commencing on the date of such termination and ending on the earlier of (x) three months after such termination date or (y) the tenth anniversary of the Grant Date.
               (f) In the event that the Participant’s employment with the Company Group shall be terminated by the Company for cause (as defined in the Plan), the Option, to the extent not previously exercised, shall expire as of the start of business on the date of such termination and thereafter shall be null and void and of no further force or effect.
               (g) In the event that the Participant dies subsequent to terminating employment with the Company Group but prior to the expiration period with respect to the vested portion of the Option, the vested portion of the Option shall remain exercisable until the later of (A) the last day on which the Option would have been exercisable if the Participant had not died or (B) the earlier of (x) the first anniversary of the date of the Participant’s death or (y) the tenth anniversary of the Grant Date.
          7. Method of Exercise. The Option shall be exercisable in whole or in part. The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. The Option shall be exercised by delivering notice to the Company in the form and manner specified by the Administrator, accompanied by payment for the Shares being purchased upon the exercise of the Option. Payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) to the extent applicable, via a brokered cashless exercise. Certificates for Shares purchased upon the exercise of the Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.
          8. Securities Matters.
               (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of any interests in the Plan or any Shares to be issued thereunder or to effect similar compliance under any state laws. The exercise of the Option shall not be effective and the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act and, accordingly, the Participant may be required to hold the Shares indefinitely unless they are registered under such Act or an exemption from such registration is available.
               (b) The Administrator may, in its sole discretion, defer the effectiveness of any exercise of the Option in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Administrator shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of the Option. During the period that the effectiveness of the exercise of the Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
               (c) The Participant shall have no rights as a shareholder of the Company with respect to any Shares subject to the Option unless and until a certificate with respect to such Shares is issued in the name of the Participant or, in the case of uncertificated Shares, an appropriate book entry is made on the books of the transfer agent reflecting the issuance of the Shares.
          9. Transferability/Exercise After Death. During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s legal representative and is not assignable or transferable otherwise than by will or by the laws of descent and distribution. After the Participant’s death, the Option may be exercised pursuant to Section 6(d) or (g) hereof by the Participant’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the Participant’s will specifically disposes of the Option, in which case the Option may be exercised only by the recipient of such specific disposition. Any such individual or entity that exercises the Option after the Participant’s death shall be bound by all the terms and conditions of the Plan and this Agreement.
          10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

          11. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company Group, or affect any right which the Company Group may have to terminate such employment or service.
          12. Integration. This Agreement, together with the Plan, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Plan. This Agreement, together with the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
          13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
          15. Notice of Certain Dispositions. In the event that the Participant disposes of any Shares acquired upon the exercise of the Option (i) prior to the expiration of two years after the Grant Date or prior to one year after the date the Shares were acquired or (ii) under any other circumstances described in Section 422(a) of the Code, or any successor provision, the Participant hereby agrees to notify the Company of such disposition within 10 days thereof.
          16. Participant Acknowledgment. The Participant hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Option shall be final and conclusive and (iii) that any Shares acquired through exercise of the Option are being acquired for the Participant’s own account and not with a view to distribution.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan, as of the day and year first written above.

BOND STREET HOLDINGS, INC.

By:
Name:
Title:

(Participant)